UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On January 26, 2023 (the “Closing Date”), SunPower Corporation (“SunPower” or the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) with certain of its subsidiaries as guarantors (the “Subsidiary Guarantors”), the Lenders (as defined therein), the L/C Issuers (as defined therein) and Bank of America, N.A., as Administrative Agent and the Swingline Lender (as defined therein), amending that certain Credit Agreement, dated as of September 12, 2022, by and among the Company, the lenders party thereto from time to time, the Subsidiary Guarantors party thereto from time to time, the L/C Issuers party thereto from time to time and Bank of America, N.A., as Administrative Agent, Collateral Agent and Swingline Lender (as amended by the Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amendment.

The Amendment provides for, among other things, an increase of the revolving credit commitments under the Credit Agreement by $100.0 million (the “Increased Revolving Commitments”). After giving effect to such increase, as of the Closing Date, the aggregate amount of revolving credit commitments under the Credit Agreement are $200.0 million, which commitments were undrawn as of such date. The Increased Revolving Commitments are governed by the same terms and conditions applicable to the revolving credit commitments under the Credit Agreement prior to the effectiveness of the Amendment (the “Existing Revolving Commitments”). A description of certain material terms and conditions of the Existing Revolving Commitments is included within Item 1.01 of the Company’s Current Report on Form 8-K filed on September 15, 2022, which description is incorporated herein by reference.

The foregoing description of the Amendment and the Credit Agreement is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
Exhibit 10.1
First Amendment to Credit Agreement, dated as of January 26, 2023, among SunPower Corporation, certain of its subsidiaries as guarantors, the Lenders (as defined therein) from time to time party thereto, the L/C Issuers (as defined therein) from time to time party thereto and Bank of America, N.A., as Administrative Agent and the Swingline Lender

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

January 31, 2023	By:	/S/ GUTHRIE DUNDAS
	Name:	Guthrie Dundas
	Title:	Interim Chief Financial Officer